October 18, 2023 Third Quarter 2023 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This earnings presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although this list is not comprehensive, important factors that may cause material differences include the quality and composition of our loan and securities portfolios and the quality and composition of our deposits; changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies, and actions taken by governments, agencies, central banks and similar organizations, including increases in bank fees, insurance assessments, capital standards, and other regulatory requirements; protracted congressional negotiations and political stalemates regarding government funding and other issues that increase the possibility of government shutdowns; changes in general industry, political and economic conditions, including continued elevated inflation, economic slowdown or recession, or other economic disruptions; changes in interest and reference rates which could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and leases losses; securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services, our ability to recruit and retain talent, and the impact of digital commerce, artificial intelligence, and other innovations affecting the banking industry; our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; our ability to provide adequate oversight of our suppliers or prevent inadequate performance by third parties upon whom we rely for the delivery of various products and services; our ability to develop and maintain technology, information security systems and controls designed to guard against fraud, cybersecurity, and privacy risks; adverse media and other expressions of negative public opinion whether directed at us, other banks, the banking industry or otherwise that may adversely affect our reputation and that of the banking industry generally; the effects of pandemics and other health emergencies that may affect our business, employees, customers, and communities; the effects of wars and geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine and the escalating events in the Middle East, and other local, national, or international disasters, crises, or conflicts that may occur in the future; natural disasters that may impact our and our customer's operations and business; and governmental and social responses to environmental, social, and governance issues, including those with respect to climate change. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2022 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Customer deposit growth led by relationship-focused bankers  Customer deposits grew $3 billion, or 5% including recapture of some off-balance sheet deposits  Total deposits increased $1 billion, or 1% during the quarter; $2 billion reduction of brokered deposits  Responding to changing interest rate risk and market conditions  Managing the balance sheet and hedging strategies to reflect the changing environment  Net interest income was stable for the quarter  Risk Management reflected in strong credit quality and capital levels  Net charge-offs of $14 million or 0.10% of average loans; modest increase in the allowance for credit losses  Loss absorbing capital increased and we remain well-capitalized, particularly relative to our risk profile 3 Select Themes Third quarter results reflect continued customer deposit growth, stable net interest income, and strong credit performance

$1.40 $1.84 $1.33 $1.11 $1.13 3Q22 4Q22 1Q23 2Q23 3Q23 Diluted Earnings Per Share Notable Items1: 3Q23:  No items with impact > $0.05 per share during the quarter 2Q23:  $(0.07) per share negative impact from severance expense  $0.07 per share positive impact from gain on sale of property 1Q23:  $(0.06) per share negative impact from tax contingency reserve 2Q22:  $0.05 per share favorable impact from Credit Valuation Adjustment (CVA) 4 Stable net interest income and reduced noninterest expense resulted in flat earnings per share vs. prior quarter Diluted Earnings per Share (1) Items that were $0.05 per share or more. $(0.36) $(0.22) $(0.23) $(0.23) $(0.21) 3Q22 4Q22 1Q23 2Q23 3Q23 EPS Impact of Provision for Credit Losses

 Earnings and Profitability:  $1.13 diluted earnings/share, compared to $1.11  $765 million adjusted taxable-equivalent revenue, compared to $790 million  $280 million pre-provision net revenue  $272 million adjusted PPNR(1), compared to $296 million  $41 million provision for credit losses, compared to $46 million  $168 million net income applicable to common, compared to $166 million  0.80% return on assets (annualized), compared to 0.79%  17.3% return on average tangible common equity (annualized), compared to 17.8%  Credit quality:  0.41% nonperforming assets + loans 90+ days past due / loans and leases and other real estate owned, from 0.30%  0.10% net loan charge-offs/(recoveries) as a percent of loans, annualized, from 0.09%  Allowance for credit losses (“ACL”), of $738 million or 1.30% of loans, from 1.25% 5 Third Quarter 2023 Financial Highlights Earnings consistent with prior quarter; capital and credit quality remain strong Note: For the purposes of comparison in this presentation, we use linked-quarter ("LQ") unless stated otherwise. (1) Adjusted for items such as severance and restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to SBIC investments. See Appendix for non-GAAP financial measures.  Loans and Deposits: vs. 2Q23, growth rates not annualized  0.0% change in period-end loan balances  0.5% increase in average loan balances  1.4% increase in period-end deposits; 4.5% excluding brokered  8.6% increase in average deposits; 7.5% excluding brokered  75% period-end loan-to-deposit ratio  1.92% cost of average total deposits  Capital:  10.2% Common Equity Tier 1 Ratio (CET1), compared to 10.0%  11.3% (CET1+allowance for credit losses) / risk-weighted assets

$351 $420 $341 $296 $272 3Q22 4Q22 1Q23 2Q23 3Q23 Adjusted Pre-Provision Net Revenue (“PPNR”) Adjusted PPNR declined 8% from the prior quarter due to lower adjusted revenue (1) Adjusted for items such as taxable equivalency, severance costs, restructuring costs, other real estate expense, and securities gains and losses. See Appendix for non-GAAP financial measures. Adjusted PPNR(1) ($ millions) 6 Linked quarter (3Q23 vs. 2Q23):  Adjusted PPNR declined 8% primarily from:  A decrease of 3% in adjusted revenue from reduced noninterest income  Noninterest expense flat to previous quarter Year-over-year (3Q23 vs. 3Q22):  Adjusted PPNR decreased 23%, attributable in part to:  Net interest income down 12% due to higher cost of deposits  Noninterest income increased 9%  Adjusted noninterest expense increased 3% due to technology expense and deposit insurance

$663 $720 $679 $591 $585 3.24% 3.53% 3.33% 2.92% 2.93% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $0 3Q22 4Q22 1Q23 2Q23 3Q23 Net Interest Income (“NII”) and Net Interest Margin (“NIM”) Net Interest Income Net Interest Margin 7 Flat net interest margin as asset repricing offset funding cost pressure ($ millions) Linked quarter (3Q23 vs. 2Q23):  Net interest income declined 1%  Interest earned on loans increased $40 million  Interest paid on deposits increased $146 million  Interest paid on borrowings decreased $107 million Year-over-year (3Q23 vs. 3Q22):  Net interest income declined 12%  Interest income increased $303 million or 43%  Interest expense increased $381 million as the cost of interest-bearing liabilities grew significantly during 2023

Year-Over-Year (3Q23 vs. 3Q22) Net Interest Margin (“NIM”) 8 Higher asset yields and lower short-term borrowings offset higher deposit costs vs. 2Q23 Loans Deposits Money Mkt & Securities & Swaps Borrowings Free Funds1 3Q22 3Q23 Linked Quarter (3Q23 vs. 2Q23) 2Q23 3Q23 Loans Deposits Money Mkt & Securities Borrowings Free Funds1 After declining early in the year, the net interest margin is showing stability  Loan yields have steadily increased as rates have risen  Year-over-year, increased earning asset yields were more than offset by rising funding costs (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest bearing liabilities.

$156 $153 $151 $162 $157 3Q22 4Q22 1Q23 2Q23 3Q23 Noninterest Income and Revenue 9 Customer-Related Noninterest Income (1) Total customer-related noninterest income decreased 3% vs. 2Q23 and was stable vs. the year-ago period; Adjusted Revenue decreased 3% vs. 2Q23 and decreased 8% from the year-ago period (1) Reflects total customer-related noninterest income, which excludes items such as fair value and nonhedge derivative income, securities gains (losses), and other items, as detailed in the noninterest income table located in the earnings release. (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. It excludes the impact of securities gains/losses and fair value and nonhedge derivative income. See Appendix for non-GAAP financial measures. ($ millions) $8 28 $8 73 $8 39 $7 80 $7 65$8 28 $8 92 $8 50 $7 90 $7 65 3Q22 4Q22 1Q23 2Q23 3Q23 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue (2) ($ millions)

$4 79 $4 71 $5 12 $5 08 $4 96 $4 77 $4 72 $5 09 $4 94 $4 93 57.6% 52.9% 59.9% 62.5% 64.4% 3Q22 4Q22 1Q23 2Q23 3Q23 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense 10 Adjusted noninterest expense was flat vs. 2Q23 and was up 3% from the year-ago period Total noninterest expense decreased $12 million, compared to the prior quarter, primarily due to the one-time severance expense during 2Q We are focused on carefully managing operating expense in light of revenue headwinds Notable items in:  2Q23: $13 million severance expense  1Q23: $13 million increase in share-based compensation  4Q22: $8 million decrease in incentive compensation Noninterest Expense (NIE) (1) (1) Adjusted for items such as severance costs, restructuring costs, and other real estate expense. See Appendix for non-GAAP financial measures.

$53.0 $54.7 $56.2 $56.7 $57.0 4.17% 4.81% 5.30% 5.65% 5.84% $0.0 $25.0 $50.0 $75.0 $100.0 3Q22 4Q22 1Q23 2Q23 3Q23 Average Loan and Deposit Balances Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 11 Average loans increased slightly in 3Q23 vs. 2Q23; average deposits increased 9% $37.8 $36.2 $35.8 $39.8 $47.8 $39.6 $38.0 $34.4 $29.8 $27.9 0.10% 0.20% 0.47% 1.27% 1.92% $0.0 $25.0 $50.0 $75.0 $100.0 3Q22 4Q22 1Q23 2Q23 3Q23 Average Noninterest-bearing Deposits Average Interest-bearing Deposits ($ billions) ($ billions) Zions’ average cost of total deposits reflect a total deposit beta1 of 36% and an interest-bearing deposit beta of 57% (1) Deposit beta compares the change in the cost of deposits vs. the change in the target fed funds rate relative to 4Q21.

$76 $71 $64 $66 $69$5 $8 $6 $6 $11 $13 $6 $5 - 10 20 30 40 50 60 70 80 90 100 3Q22 4Q22 1Q23 2Q23 3Q23 12 Ending deposit balances grew $1 billion vs. 2Q23; customer deposit balances increased $3 billion 3Q23 total funding costs increased 22 basis points as customer deposits replaced wholesale funding  Brokered deposits were managed down by $2 billion during the quarter; short-term borrowings have been reduced by $8 billion since their peak in 1Q23  At September 30th, total customer deposits included $6 billion of reciprocal deposits Deposit Balance and Borrowing Trends Average Deposits and Borrowings ($ billions) Total Funding Cost Ending Deposits and Borrowings $77 $74 $69 $63 $68 $1 $7 $8 $4 $8 $13 $13 $5 0.22% 0.56% 1.17% 1.88% 2.10% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% - 10 20 30 40 50 60 70 80 90 100 3Q22 4Q22 1Q23 2Q23 3Q23 ($ billions)

Impact of Noninterest-bearing (NIB) Demand Deposits

The increased value of noninterest-bearing deposits has exceeded the decline in volumes



Average Noninterest-bearing Demand
Impact of NIB on NIM 1
($ billions)
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$40.9
$41.1
$39.6
$38.0
$34.4
$29.8
$27.9
0.06%
0.07%
0.21%
0.48%
0.83%
1.06%
1.13%
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

Noninterest-bearing demand deposits have declined as interest rates have risen, though the value of these deposits has increased overall

- The value of noninterest-bearing funds presented in this chart reflects the impact these funds have on net interest margin
- Noninterest-bearing deposits have declined $13 billion or 32% from a peak of $41 billion in 2Q22
- In 3Q23, noninterest-bearing funds added 113 basis points to the net interest margin, compared to 21 basis points in 3Q22

(1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities.

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Securities & Money Market Investments

We have strong on-balance sheet liquidity



Total Securities Portfolio
and Money Market Investments
(period-end balances)
($ billions)
$4.1
$24.2
$3.8
$23.5
$3.4
$22.6
$2.3
$21.6
$3.1
$20.7
3Q22
4Q22
1Q23
2Q23
3Q23
Percent of earning assets
34%
33%
32%
30%
30%
Total Securities
Money Market Investments

The investment portfolio is designed to be a storehouse of balance sheet liquidity

- 3Q23 period-end securities declined $879 million. Principal and prepayment-related cash flows were $800 million for the quarter
- The composition of the investment portfolio allows for deep on-balance sheet liquidity through the GCF Repo market
- Approximately 90% of securities are U.S. Government and U.S. Government Agency/GSE securities

After liquidity, the investment portfolio is also used to balance interest rate risk

- The estimated deposit duration at September 30, 2023 of ~2.7 percent is assumed to be longer than the loan duration of 1.8 percent (including swaps); the investment portfolio brings balance to this mismatch
- The duration of the investment portfolio is 3.5 percent (including the impact of fair value hedges) compared to 3.9 percent in the prior year quarter

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Interest Rate Sensitivity – Net Interest Income Sensitivity Analysis

Incorporating recent deposit behavior into interest rate sensitivity analysis suggests reduced asset sensitivity

Simulated Net Interest Income Sensitivity(1)


-200 bps
-100 bps
+100 bps
+200 bps
Standard Models
Adjusted Deposit Assumptions
-9%
-2%
-4%
-1%
4%
1%
9%
1%

- Adjusting deposit assumptions to reflect recent deposit behavior suggests reduced asset sensitivity. This increases the assumed 12-month deposit by about 10 percentage points
- Asset duration is being managed to reflect emerging liability duration. During Q3, $1 billion of pay-fixed interest rate swaps were added

Interest Rate Impacts on Net Interest Income

vs. 3Q23:

***Latent*[2] sensitivity:** NII estimated to decrease by approximately −2% **in 3Q24**

This reflects a total deposit cost increase of approximately 70 basis points by 3Q24 which is consistent with a 50% through-the-cycle beta

***Emergent* [2] sensitivity:** NII estimated to decrease by approximately 0%, in addition to *Latent*, **in 3Q24**

*This estimate does not include any changes to the **size** or **composition** of earning assets; it reflects existing swap maturities and forward-starting swaps*

(1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits). (2) *Latent* interest rate sensitivity refers to future changes in Net Interest Income ("NII") based upon past rate movements that have yet to be fully realized in revenue; *Emergent* interest rate sensitivity refers to changes to NII based upon future rate movements implied by the forward rate curve at 9/30/2023.

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16 Credit Quality Ratios Net charge-offs remain low, with trailing 12 months net charge-offs at just 0.04% of average loans Key Credit Metrics  1.4%: Classified loans/loans  Classified balance remained flat in 3Q23 from 2Q23  0.41%: NPAs+90(1)/loans + OREO  NPA balance increased $64 million or 37% in 3Q23 from 2Q23  Net charge-offs (recoveries), relative to average loans:  0.10% annualized in 3Q23  0.04% over the last 12 months Allowance for Credit Losses:  1.30% of total loans and leases, up 5 basis points from 2Q23 reflecting an increase in the reserve for CRE Office and other portfolios potentially impacted by higher interest rates (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans and provision / average loans ratios are annualized for all periods shown Credit Quality 0.20% (0.02%) 0.00% 0.09% 0.10% 0.54% 0.31% 0.32% 0.32% 0.29% NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3Q22 4Q22 1Q23 2Q23 3Q23 Classified / Loans NPAs + 90 / Loans + OREO ACL / Loans

Disciplined Commercial Real Estate Growth Commercial real estate loan growth lags peers due to continued exercise of concentration risk management Data as of June 30, 2023; peer growth rates are normalized for significant acquisitions 0 50 100 150 200 250 1Q 15 4Q 15 3Q 16 2Q 17 1Q 18 4Q 18 3Q 19 2Q 20 1Q 21 4Q 21 3Q 22 2Q 23 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied 17 Zions has exercised caution in CRE concentrations for more than a decade, and in underwriting standards for many decades.  Key factors for consideration in credit risk within CRE  Measured and disciplined growth compared to peers  Significant borrower equity – conservative LTVs  Disciplined underwriting on debt service coverage  Diversified by geography and asset class  Limited exposure to land / horizontal construction

Commercial Real Estate Summary

CRE is 23% of total loans: $13.1 billion total CRE; $10.5 billion term & $2.6 billion construction

Portfolio Composition

As of September 30, 2023



All Other CRE, 20%
Multifamily, 27%
Residential Construction, 4%
Retail, 11%
Industrial, 22%
Office, 16%

- ~80% term, ~20% construction
- Portfolio growth has been carefully managed for over a decade through disciplined concentration limits
- Granular portfolio with solid sponsor or guarantor support
- Well diversified by property type and location

Term CRE

- Conservative weighted-average LTVs (< 60%)
- Maturity distribution: 17% per year on average over next 36 months
- Average & median loan size of $3.3 million & < $1 million
- Total term CRE portfolio 3.6% criticized; 1.5% classified; 0.4% nonaccrual; 0.4% delinquencies

Construction and Land Development

- Land and A&D less than $250 million
- Total construction portfolio 4.6% criticized; 1.9% classified; 0.9% nonaccrual; 0.2% delinquencies

Office ($2.1B: $1.9B term | $0.2B construction)

- 70% suburban and 30% Central Business District
- Average LTV of less than 60%
- Average & median loan size of $4.5 million & < $1 million
- 9.9% criticized; 5.5% classified; 2.3% nonaccrual; 1.3% delinquencies
- 3Q23 net charge-offs of $2.8 million in California market

Note: Loan-to-value (LTV) calculations reflect most current appraisal in the denominator and the current outstanding balance in the numerator.

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Net Charge-offs annualized, as a percentage of risk-weighted assets 0. 37% 0. 11% 0. 06% (0 .0 1% ) (0 .0 1% ) 0. 01% 0. 04% 0. 06% 0. 16% (0 .0 2% ) 0. 00% 0. 08% 0. 08% (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 14% 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 Capital Strength 19 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to CET1 + ACL Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets 10 .4% 10 .8% 11 .2% 11 .3% 10 .9% 10 .2% 10 .0% 9. 9% 9. 6% 9. 8% 9. 9% 10 .0% 10 .2% 12 .1% 12 .3% 12 .5% 12 .3% 11 .8% 11 .1% 10 .9% 10 .7% 10 .5% 10 .7% 11 .0% 11 .1% 11 .3% 0% 2% 4% 6% 8% 10% 12% 14% 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 Common Equity Tier 1 ACL / Risk-weighted Assets

Financial Outlook (3Q24E vs 3Q23A) 20 Outlook Comments Stable  Interest rates and economic outlook resulting in weak loan demand Stable  Positive impact of continued asset yield repricing expected to offset funding cost pressures Moderately Increasing  Customer-related noninterest income excludes securities gains/losses, dividends, and gains/losses on the sale of fixed assets Slightly Increasing  Technology costs expected to put mild pressure on 3Q24 adjusted noninterest expense1 compared to 3Q23  Capital is expected to increase organically Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income (NII) Capital Adjusted Noninterest Expense (1) Excludes potential impact of FDIC Special Assessment

 Financial Results Summary  Balance Sheet Profitability  Loan Growth by Geography and Type  Noninterest-bearing Deposit Mix – 20+ Year Time Series  Earning Asset Repricing  Interest Rate Swaps  Credit Metrics: Commercial Real Estate  Loan Loss Severity (NCOs as a percentage of nonaccrual loans)  Allowance for Credit Losses  Non-GAAP Financial Measures 21 Appendix

Financial Results Summary

Healthy fundamentals, strong credit quality

(Dollar amounts in millions, except per share data)	Three Months Ended September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Earnings Results:				
Diluted Earnings Per Share	$ 1.13	$ 1.11	$ 1.33	$ 1.84
Net Earnings Applicable to Common Shareholders	168	166	198	277
Net Interest Income	585	591	679	720
Noninterest Income	180	189	160	153
Noninterest Expense	496	508	512	471
Pre-Provision Net Revenue - Adjusted (1)	272	296	341	420
Provision for Credit Losses	41	46	45	43
Ratios:				
Return on Assets(2)	0.80 %	0.79 %	0.91 %	1.27 %
Return on Common Equity(3)	13.5 %	13.8 %	17.4 %	25.4 %
Return on Tangible Common Equity(3)	17.3 %	17.8 %	22.7 %	33.4 %
Net Interest Margin	2.93 %	2.92 %	3.33 %	3.53 %
Yield on Loans	5.84 %	5.65 %	5.30 %	4.81 %
Yield on Securities	2.73 %	2.55 %	2.46 %	2.42 %
Average Cost of Total Deposits(4)	1.92 %	1.27 %	0.47 %	0.20 %
Efficiency Ratio (1)	64.4 %	62.5 %	59.9 %	52.9 %
Effective Tax Rate	23.2 %	22.6 %	27.7 %	20.9 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.41 %	0.30 %	0.31 %	0.28 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.10 %	0.09 %	0.00 %	(0.02%)
Common Equity Tier 1 Capital Ratio(5)	10.2 %	10.0 %	9.9 %	9.7 %

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and investment and advisory expense related SBIC investments. See Appendix for non-GAAP financial measures. (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates

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0.97% 1.27% 0.91% 0.79% 0.80% 3Q22 4Q22 1Q23 2Q23 3Q23 19.6% 33.4% 22.7% 17.8% 17.3% 3Q22 4Q22 1Q23 2Q23 3Q23 Balance Sheet Profitability 23 Profitability impacted by lower NII in most recent two quarters due to increased funding costs Return on Assets Return on Tangible Common Equity Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures.

Loan Growth in Detail Loan growth in CRE and 1-4 Family offset by shrinkage of the C&I, Energy, and Municipal portfolios Linked Quarter Loan Balance Growth, Excluding PPP Total Loans: -0.04% Linked quarter:  Period-end loans decreased $24 million or 0.04%  Loan growth in dollars predominantly in 1-4 Family, Commercial Real Estate Construction & Term  Balance declines in C&I, Energy, and Municipal  Decline of $20 million (16%) in SBA PPP loans G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Dollar Growth: Linked Quarter 24 C&I (ex-Oil & Gas), -1% Owner occupied, -1% CRE C&D, 3% CRE Term, 2% Home Equity, 1% 1-4 Family, 2% Energy (Oil & Gas), -6% Municipal, -3% Other, 3% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$300 -$200 -$100 $0 $100 $200 $300 Note: circle size indicates relative proportion of loan portfolio as of 3Q23. PPP loans, not shown on graph, declined 16% in 3Q23 vs. 2Q23 ($ millions)

Loan Growth - by Bank Brand and Loan Type

Loan growth reflected in several categories and across our footprint

Period-End Year-over-Year Loan Growth (3Q23 vs. 3Q22)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	314	(72)	304	72	11	39	(50)	-	618
SBA PPP	(42)	(44)	(59)	(15)	(12)	(22)	(6)	-	(200)
Owner occupied	(11)	67	(72)	39	(11)	(26)	8	-	(6)
Energy (Oil & Gas)	(15)	(4)	-	(1)	-	9	(2)	-	(13)
Municipal	48	53	(1)	(86)	(4)	(36)	11	12	(3)
CRE C&D	(221)	(7)	199	(37)	(34)	(150)	25	-	(225)
CRE Term	110	60	212	253	164	200	10	-	1,009
1-4 Family	442	176	215	155	112	113	(1)	52	1,264
Home Equity	(39)	21	(23)	(28)	30	10	11	-	(18)
Other	268	49	87	66	12	74	(4)	(3)	549
Total net loans	**854**	**299**	**862**	**418**	**268**	**211**	**2**	**61**	**2,975**

Period-End Linked Quarter Loan Growth (3Q23 vs. 2Q23)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	87	(157)	(46)	9	(32)	(31)	20	(1)	(151)
SBA PPP	(4)	(2)	(5)	(3)	(1)	(4)	(1)	-	(20)
Owner occupied	(38)	(11)	(6)	7	(3)	(2)	(2)	-	(55)
Energy (Oil & Gas)	(15)	(122)	-	-	-	14	(2)	-	(125)
Municipal	(10)	3	(16)	(81)	(4)	(16)	1	(10)	(133)
CRE C&D	23	107	44	4	(31)	(90)	20	-	77
CRE Term	2	(73)	59	73	17	86	(5)	-	159
1-4 Family	82	9	(7)	31	19	12	(1)	(9)	136
Home Equity	7	7	(5)	3	1	1	8	-	22
Other	40	(2)	8	12	(13)	23	-	(2)	66
Total net loans	**174**	**(241)**	**26**	**55**	**(47)**	**(7)**	**38**	**(22)**	**(24)**

"Other" loans includes consumer construction, bankcard, and other consumer loan categories. Totals shown above may not foot due to rounding.

25

ZIONS BANCORPORATION

Noninterest-bearing Deposits (“NIB”) Mix Through multiple rate cycles, Zions’ NIB deposit concentration has been consistently among the best of peers Source: S&P Global. The federal funds rate shown on this page has been adjusted such that, for example, the 2007 peak rate of 5.25% is the daily average rate from July 1, 2006 to June 30, 2007, which attempts to reflect the delay between the Fed’s increase or decrease and the response by Zions and the banking industry to increase or decrease rates paid on deposits. Average Noninterest Deposits / Average Total Deposits 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 0% 10% 20% 30% 40% 50% 60% 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 2Q 23 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 2nd (Left Axis)  Zions’ NIB deposit mix has consistently exceeded most peers due in part to a higher proportion of operating accounts for businesses  Fluctuation in the NIB mix ratio is to be expected, attributable to factors including:  The absolute and relative level of interest rates  The desired liquidity levels for households and business owners – which may be greater after the global financial crisis and the pandemic  Technological advances – which have reduced the frictional cost of moving money from NIB to IB accounts 26

Simulated Repricing Expectations: Earning Assets and Loans 27 A substantial portion of earning assets reset within one year with additional resets in later periods Note: Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. 52% 11% 7% 6% 9% 15% 50% 13% 9% 6% 7% 15% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging 40% 11% 8% 7% 11% 23% 41% 14% 9% 7% 6% 23% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets Rate Reset and Cash Flow Profile Earning Assets After Hedging

28 Interest Rate Swaps at September 30, 2023 Swaps are used to balance our interest rate sensitivity Average Outstanding Notional Weighted Average Fixed Rate Received Weighted Average Maturity 1Q22 $3,841 1.82% 11/24 2Q22 $5,583 1.59% 4/25 3Q22 $7,433 1.76% 7/25 4Q22 $8,133 1.91% 8/25 1Q23 $4,433 1.85% 10/24 2Q23 $2,850 2.40% 7/24 3Q23 $2,550 2.37% 8/24 Received-Fixed Rate Loan & Long-Term Debt Cash Flow Hedges2 (pay floating rate) Average Outstanding Notional Weighted Average Fixed Rate Paid Weighted Average Maturity 1Q22 $479 1.38% 9/40 2Q22 $990 1.66% 10/40 3Q22 $1,229 1.83% 4/40 4Q22 $1,228 1.83% 4/40 1Q23 $1,228 1.83% 4/40 2Q23 $4,072 3.13% 10/30 3Q23 $5,072 3.27% 4/30 Pay-Fixed Rate Securities Portfolio Fair Value Hedges / Fixed Rate Loan Hedges / Short-Term Debt Hedges (receive floating rate) (1) Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans. (2) Excludes Swaps with an effective date after the reporting period. Interest rate sensitivity is managed in part with portfolio interest rate hedges1  $1.0 billion in 5 year pay fixed swaps were added as portfolio layer hedges of the fixed rate loans with an average fixed rate of 3.86%

526 777 914 917 835 695 574 529 553 514 546 590 636 678 711 738 1.08 1.56 1.88 1.91 1.74 1.48 1.22 1.11 1.13 1.02 1.05 1.10 1.15 1.21 1.25 1.30 1/1/20 CECL 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Allowance for Credit Losses ACL (%) ex-PPP 29 Allowance for Credit Losses (“ACL”) The ACL increase vs. 2Q23 is primarily due to an increase in the reserve for CRE Office and other portfolios potentially impacted by higher interest rates ($ millions)

18% 21% 24% 27% 29% 30% 39% 41% 45% 50% 50% 53% 55% 55% 56% 57% 71 % BO KF M TB ZI O N W AL AS B CM A CF G FN B W TF C PN FP KE Y HW C EW BC HB AN RF SN V FI TB 11% 13% 15% 24% 26% 27% 30% 31% 34% 46% 49% 50% 55% 57% 58% 60% 61 % W AL M TB ZI O N BO KF AS B CM A FN B EW BC W TF C KE Y CF G HB AN FI TB SN V PN FP RF HW C Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2018 Q3 – 2023 Q2) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2008 Q3 – 2023 Q2) Source: S&P Global. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral 30

0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 Criticized % Classified % Nonaccrual % TTM GCO Rate CRE In-Depth Review: Commercial Real Estate 31 Limited tail LTV risk in portfolio; controlled CRE growth Data is updated through 3Q23. Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). Index is applied to four major CRE property types. Percentages shown of CRE property types do not sum to 100% due to other property types not shown. Zions has modest “tail risk” in its CRE portfolio Term WAVG LTV % of CRE Term % of CRE Construction Multi-family 55% 25% 34% Industrial / Warehouse 52% 22% 22% Office 51% 18% 7% Retail 48% 13% 2% Hospitality 50% 6% 6% CRE Portfolio Trends CRE Problem Loan Trends as a percentage of total loans 16% 22% 35% 22% 4% 0% 0% 0% 19% 26% 28% 18% 7% 1% 0% 0% 01%-40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% +100% CRE Term LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted 2.3 2.3 2.3 2.8 2.8 2.6 8.7 9.5 9.7 9.3 9.6 10.6 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 Construction Balances Term Balances

0% 2% 4% 6% 8% 10% 12% 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 Criticized % Classified % Nonaccrual % TTM GCO Rate 12% 12% 31% 34% 10% 0% 0% 0% 11% 9% 26% 28% 21% 4% 0% 0% 01%-40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% +100% CRE Office Term LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted CRE In-Depth Review: Office ($2.1 billion balance) 32Data updated through 3Q23. (1) Loans >$2.5 million represents ~90% of the portfolio; lease maturities from $2.5M+ office exposure. (2) Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. In the “Indexed Value” data series, we attached the most recent appraisal to the REIS Commercial Property Price Indices (at the MSA level). CRE Office portfolio is 16% of total CRE exposure; 4% of total loan exposure  10% decrease in balances YOY via payoffs, loan rebalance, amortization  < 15% of tenant leases mature in next 12 months  Median loan size: < $1 million; average loan size: $4.5 million  Allowance for credit losses: 3.6% of balances / 36% of criticized balances  32% variable rate with swap, 14% fixed rate, 54% variable rate w/o swap  Stabilized term office portfolio is 88% leased (wtd. avg.)1  1/3 of portfolio is credit tenant leased1  2/3 Multi-tenant Office1  In-footprint collateral – 99%  70% suburban, 30% central business district1 Office Problem Loan Trends as a percentage of total loansWhen values are updated based on indexed / current values, office exposure continues to benefit from low LTVs ($ billions) 0.2 0.1 0.2 0.3 0.4 0.2 2.1 2.1 2.2 2.1 2.0 1.9 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 Office Portfolio Trends Construction Balances Term Balances

0 50 100 150 200 250 300 350 400 450 2023 2024 2025 2026 2027 2028 2029+ CRE In-Depth Review: Office Loans – Distribution of LTV and Loan Maturity Zions is addressing loan level concerns with Clients, monitoring covenants, and assessing valuations  We are being proactive with 2023 and 2024 office maturities  Cash flow and leasing is being monitored at the loan level to address covenant compliance  Based on YTD experience, many loans will be extended due to acceptable debt service coverage and LTV ratios  Some loans will likely require paydown of the loan to consider an extension  With few exceptions, there remains adequate equity / value in the properties to allow for additional sponsor support  Office loans often have repayment guaranties, re-margin requirements or cash flow sweep provisions CRE Term Office by Maturity Near term maturities were originated at low LTVs; indexed values show value decline, with remaining equity value. 33Data is updated through 3Q23. Includes term debt only. Indexed Values derived by attaching the most recent appraisal to the REIS Commercial Property Price Indices (at the MSA level). ($ millions) 0% 10% 20% 30% 40% 50% <=40% 41-50% 51-60% 61-70% 71-80% 81%+ 2023 & 2024 Maturities: Indexed LTVs Most Recent Appraisal Index Adjusted

11% 26% 43% 14% 6% 1% 0% 0% 16% 32% 36% 10% 4% 1% 0% 0% 01%-40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% +100% CRE Multifamily Term LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted CRE In-Depth Review: Multifamily ($3.6 billion balance) 34Data is updated through 3Q23. (1) Loans >$3 million represents ~90% of the portfolio; lease maturities from $10M+ office exposure. (2) Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). CRE multifamily portfolio is 27% of total CRE exposure  23% increase in balances YOY; construction and term growth  75% term, 25% construction  Median loan size: < $1 million; average loan size: $4.7 million  Allowance for credit losses: 1.7% of total multifamily balances or 64% of criticized balances  17% variable rate with swap, 11% fixed rate, 72% variable rate w/o swap  Multifamily collateral location – 33% CA, 24% TX, 12% AZ, 10% UT, 20% all Other  In-footprint collateral – 98% Multifamily Problem Loan Trends as a percentage of total loans ($ billions) 0% 1% 2% 3% 4% 5% 6% 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 Criticized % Classified % Nonaccrual % TTM GCO Rate 0.8 0.8 0.7 0.9 0.7 0.9 1.6 2.0 2.1 2.0 2.2 2.7 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 Multifamily Portfolio Trends Construction Balances Term Balances

35 Non-GAAP Financial Measures In millions, except per share amounts 3Q23 2Q23 1Q23 4Q22 3Q22 Pre-Provision Net Revenue (PPNR) (a) Total noninterest expense $496 $508 $512 $471 $479 LESS adjustments: Severance costs 13 1 Other real estate expense Amortization of core deposit and other intangibles 2 1 2 1 Pension Termination related expense Restructuring costs 1 SBIC Investment Success Fee Accrual (1) 1 (b) Total adjustments 3 14 3 (1) 2 (a-b)=(c) Adjusted noninterest expense 493 494 509 472 477 (d) Net interest income 585 591 679 720 663 (e) Fully taxable-equivalent adjustments 11 11 9 10 10 (d+e)=(f) Taxable-equivalent net interest income (TE NII) 596 602 688 730 673 (g) Noninterest Income 180 189 160 153 165 (f+g)=(h) Combined Income $776 $791 $848 $883 $838 LESS adjustments: Fair value and nonhedge derivative income (loss) 7 1 (3) (4) 4 Securities gains (losses), net 4 - 1 (5) 6 (i) Total adjustments 11 1 (2) (9) 10 (h-i)=(j) Adjusted revenue $765 $790 $850 $892 $828 (j-c) Adjusted pre- provision net revenue (PPNR) $272 $296 $341 $420 $351 (c)/(j) Efficiency Ratio 64.4% 62.5% 59.9% 52.9% 57.6%

36 Non-GAAP Financial Measures (Continued) In millions, except per share amounts 3Q23 2Q23 1Q23 4Q22 3Q22 Net Earnings Applicable to Common Shareholders (NEAC) Net earnings applicable to common $168 $166 $198 $277 $211 Diluted Shares (average) 148 148 148 149 150 (k) Diluted EPS 1.13 1.11 1.33 1.84 1.40 PLUS Adjustments: Adjustments to noninterest expense 3 14 3 (1) 2 Adjustments to revenue (11) (1) 2 9 (10) Tax effect for adjustments (2) (3) (1) (2) 2 Preferred stock redemption Total adjustments (6) 10 4 6 (6) (l) Adjustments per share (0.04) 0.07 0.03 0.04 (0.04) (k+l)=(m) Adjusted EPS 1.09 1.18 1.36 1.88 1.36

37 Non-GAAP Financial Measures (Continued) In millions 3Q23 2Q23 1Q23 4Q22 3Q22 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $168 $166 $198 $277 $211 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 1 1 - 1 (a) Net earnings applicable to common, net of tax $169 $167 $199 $277 $212 Average common equity (GAAP) $4,938 $4,818 $4,614 $4,330 $5,303 Average goodwill and intangibles (1,061) (1,063) (1,064) (1,036) (1,021) (b) Average tangible common equity (non-GAAP) $3,877 $3,755 $3,550 $3,294 $4,282 (c) Number of days in quarter 92 91 90 92 92 (d) Number of days in year 365 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non-GAAP) 17.3% 17.8% 22.7% 33.4% 19.6%